Exhibit 23.7

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Bank of the Ozarks, Inc. of our reports dated March 25, 2015 and March 25, 2014 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Community & Southern Holdings, Inc. which appear in such registration statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

December 4, 2015